UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2016
(Date of earliest event reported)
Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0001672326	81-2235304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

Yuma Delaware Merger Subsidiary, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed on November 1, 2016 (the “Prior 8-K”) with the Securities and Exchange Commission (the “SEC”), on October 26, 2016, Yuma Energy, Inc., a Delaware corporation (the “Company”), completed the agreement and plan of merger and reorganization dated as of February 10, 2016, and as amended on September 2, 2016 (the “Merger Agreement”), with Yuma Energy, Inc., a California corporation (“Yuma California”), Yuma Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), and Davis Petroleum Acquisition Corp. (“Davis”), providing for the merger of Yuma California with and into the Company (the “Reincorporation Merger”) and the merger of Merger Subsidiary with and into Davis (the “Merger”).

The Company is filing this amendment to the Prior 8-K for the purpose of amending and restating the disclosure contained in Item 4.01 and including Exhibit 16.1. Except as set forth herein, this amendment does not amend, modify or update the disclosure contained in the Prior 8-K.

Item 4.01.
Changes in Registrant’s Certifying Accountant.

PricewaterhouseCoopers LLP (“PwC”) served as the independent accountants for Davis (and its subsidiaries) as of and for the fiscal years ended December 31, 2015 and 2014, and through the closing of the Merger, October 26, 2016. Prior to the merger, PwC informed Davis that they would not stand for election as the independent registered public accounting firm of the combined entity and Davis agreed. PwC’s engagement as independent accountants for Davis will cease effective upon the issuance by PwC of their report on the interim financial statements of Davis (and its subsidiaries) as of and for the nine months ended September 30, 2016. Grant Thornton LLP (“Grant Thornton”) served as the independent registered public accounting firm for Yuma California. Upon closing of the Merger, it was determined that Grant Thornton would serve as the independent registered public accounting firm for the Company. The decision to engage Grant Thornton following the Merger was made by the audit committee of the Company’s board of directors as of October 26, 2016 and effective November 1, 2016.

PwC’s reports on Davis’ financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through October 26, 2016, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PwC, would have caused them to make a reference to the subject matter of the disagreement(s) in their reports on the financial statements for such fiscal years. In addition, during the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through October 26, 2016 there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period preceding the engagement of Grant Thornton, Davis did not consult Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Davis’ financial statements, and either a written report was provided to the Company or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PwC with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report on Form 8-K/A and requested that PwC furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 9.01.
Financial Statements and Exhibits

(d)
Exhibits.

The following exhibit is included with this Current Report on Form 8-K/A:

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated November 3, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: November 3, 2016	By:	/s/ Sam L. Banks
Name: Sam L. Banks
Title: President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated November 3, 2016.

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